                                                                    EXHIBIT 21.1

          LIST OF SUBSIDIARIES OF J.L. FRENCH AUTOMOTIVE CASTINGS, INC.

         The following is a list of subsidiaries of J.L. French Automotive Castings, Inc. (the "Company"). The common stock of the corporations listed below is wholly owned, directly or indirectly, by the Company. If indented, the corporation is a wholly-owned subsidiary of the corporation under which it is listed.


NAME OF CORPORATION                                                             JURISDICTION OF INCORPORATION
-------------------                                                             -----------------------------

J.L. French Automotive Castings, Inc.                                                   Delaware
         French Holdings, Inc.                                                          Delaware
                  J.L. French Corporation                                               Wisconsin
                  Allotech International, Inc.                                          Wisconsin
                  J.L. French FSC Corporation                                           Barbados
         Automotive Components Investments Ltd.                                         England
                  Morris Ashby Limited                                                  England
                           Morris Ashby Castings Limited                                England
                           Kaye (Presteigne) Limited                                    England
                           UJP Tools Limited                                            England
                           MAC Leasing Limited                                          England
                           Burdon & Miles Limited                                       England
                           Wilson & Royston Limited                                     England
                           Foundry Computational Services Limited1                      England
                  Ansola Acquisition Corp., SRL                                         Spain
                           Fundiciones Viuda de Ansola, s.a.                            Spain
                           Auxicomp Auxiliary Componentes, SL2                          Germany


--------
  1  Foundry Computational Services Limited is inactive.  Morris
Ashby Limited owns 51%.
  2 Ansola holds a 20% interest in Auxicomp Auxiliary Componentes, SL, which is a German company.